EXHIBIT 99.1

FOR RELEASE JULY 27, 2004 AT 8:05am CST

Investor Relations	Press Contact
SigmaTel, Inc.	Nate Long, Marketing Communications Manager
512.381.3931	SigmaTel, Inc.
investor.relations@sigmatel.com	512.381.3913
http://www.sigmatel.com/investor-relations	nlong@sigmatel.com

SigmaTel Announces Common Stock Repurchase Program

AUSTIN, TX (July 27, 2004) – SigmaTel, Inc. (NASDAQ: SGTL), a leader in analog intensive, mixed-signal integrated circuits, announced today that the Company’s Board of Directors has adopted a program to repurchase shares of the Company’s common stock. The repurchase would occur in the open market from time to time at management’s discretion during the approximately 5-month period ending December 31, 2004 at prevailing market prices. The Board has approved up to $30 million for this program. Repurchases will be made under the program using the Company’s own cash resources.

“SigmaTel is implementing this share repurchase program because we think it is in the best long term interest of our shareholders and a prudent use of our cash,” says Ron Edgerton, president and CEO of SigmaTel. “We have a strong balance sheet with $129 million in cash and short-term investments as of June 30, 2004.”

For more information, please contact SigmaTel Investor Relations at 512-381-3931 or by email at investor.relations@sigmatel.com.

About SigmaTel:

SigmaTel, Inc. a fabless semiconductor company headquartered in Austin, Texas, designs, develops, and markets proprietary, analog intensive, mixed-signal ICs for a variety of products in the consumer electronics and computing markets, including portable compressed audio players, such as MP3 players, notebook and desktop PCs, DVD players, digital televisions, and set-top boxes. SigmaTel provides complete, system-level solutions that include highly-integrated ICs, customizable firmware and software, software development tools, reference designs, and applications support. The Company’s focus is on providing system-level solutions that enable customers to rapidly introduce and offer electronic products that are small, light-weight, power-efficient, reliable, and cost-effective. SigmaTel is ISO 9001:2000 certified and is committed to providing customers with high performance, quality products along with superior customer service.

Cautionary Language:

This press release contains forward-looking statements based on current SigmaTel expectations. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” and similar phrases as they relate to SigmaTel or future events are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of SigmaTel, but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. A number of important factors could cause actual results to differ materially from those in the forward-looking statements, and there will be events in the future that SigmaTel is not able to accurately predict or control. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that SigmaTel may not be able to maintain its high growth rate; risks that adverse changes in the global economy may reduce demand for SigmaTel’s products; risks that shortages of supply for other components of MP3 players may limit customer demand to purchase SigmaTel’s portable audio SoCs; quarterly fluctuations in revenue and operating results due to seasonal fluctuations in demand for consumer electronics products and other factors; risks that SigmaTel’s foundry suppliers may not allocate to it sufficient silicon wafers to meet its demand due to SigmaTel’s lack of long term supply contracts with foundries and tightening foundry capacity; risks that SigmaTel may not be able to successfully manage strains associated with its growth; risks that SigmaTel’s new products under development may not be completed in a timely fashion and may not achieve market acceptance; risks with managing international activities; intellectual property litigation risk; dependence on a limited number of products; the semiconductor industry’s cyclical nature; geographic concentration of foundries, assembly and test facilities, distributors, and customers in the Pacific Rim, subjecting SigmaTel to risks of natural disasters, epidemics (such as SARS), and political unrest; and other factors. For a discussion of these and other factors that could impact SigmaTel’s financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to recent SigmaTel filings with the SEC, particularly the 424(b)(4) final prospectuses filed September 19, 2003 and February 19, 2004, the Form 10-Qs that were filed on October 29, 2003, April 20, 2004 and July 20, 2004, and the Form 10-K that was filed on February 17, 2004.

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